EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑8 (No. 333-128256, 333-122701, 333-75346, 333-159986) of The Phoenix Companies, Inc. of our report dated March 15, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP

Boston, Massachusetts
March 15, 2016